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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT

      This SECURITY AGREEMENT ("Agreement") is dated as of October 5, 2004 and entered into among by and among CHOICE ONE COMMUNICATIONS INC., a Delaware corporation ("COC"), CHOICE ONE COMMUNICATIONS OF NEW YORK INC., a Delaware corporation ("COCNY"), CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC., a Delaware corporation ("COCCT"), CHOICE ONE COMMUNICATIONS OF MAINE INC., a Delaware corporation ("COCME"), CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC., a Delaware corporation ("COCMA"), CHOICE ONE OF NEW HAMPSHIRE INC., a Delaware corporation ("COCNH"), CHOICE ONE COMMUNICATIONS OF OHIO INC., a Delaware corporation ("COCOH"), CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC., a Delaware corporation ("COCPA"), CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC., a Delaware corporation ("COCRI"), CHOICE ONE COMMUNICATIONS OF VERMONT INC., a Delaware corporation ("COCVT"), CHOICE ONE COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation ("COCIN"), CHOICE ONE ONLINE INC., a New York corporation ("COCON"), CHOICE ONE COMMUNICATIONS OF VIRGINIA INC., a Virginia corporation ("COCVA"), CHOICE ONE COMMUNICATIONS SERVICES INC., a Delaware corporation ("COCSE"), US XCHANGE INC., a Delaware corporation ("USEX"), US XCHANGE OF INDIANA, L.L.C., a Delaware limited liability company ("USIN"), US XCHANGE OF ILLINOIS, L.L.C., a Delaware limited liability company ("USIL"), US XCHANGE OF MICHIGAN, L.L.C., a Delaware limited liability company ("USMI"), and US XCHANGE OF WISCONSIN, L.L.C., a Delaware limited liability company ("USWI"), each as a debtor-in-possession (COC, COCNY, COCCT, COCME, COCMA, COCNH, COCOH, COCPA, COCRI, COCVT, COCIN, COCON, COCVA, COCSE, USEX, USIN, USIL, USMI, and USWI, together with any Subsidiary thereof added to this Agreement by means of a supplement in the form of Exhibit B hereto, are sometimes collectively referred to herein as the "Debtors" and individually as a "Debtor"); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation as Agent (the "Agent") for the Lenders and Swap Issuer (collectively, the "Benefitted Parties") under the Credit Agreement (as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                              W I T N E S S E T H:

      WHEREAS, Debtors, Agent, Lenders and Swap Issuer are parties to a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of October 5, 2004 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lenders have agreed to make loans and other financial accommodations available to Debtors;

      WHEREAS, Debtors and Swap Issuer are parties to the Hedging Agreement pursuant to which Swap Issuer has agreed to extend certain financial accommodations available to Debtors;

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      WHEREAS, it is a condition precedent to the availability of the loans and other financial accommodations under the Credit Agreement and to Swap Issuer's agreement to enter into the Hedging Agreement that the Debtors shall have granted a security interest, pledge and lien as contemplated by this Agreement in order to secure the payment and performance of Debtors' indebtedness and obligations under the Credit Agreement and the Loan Documents; and

            WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the Financing Orders;

            WHEREAS, to supplement the Financing Orders without in any way diminishing or limiting the effect of the Financing Orders or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien;

            WHEREAS, this Agreement has been approved by the Interim Order, and, after the entry thereof, will have been so approved by the Final Order; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and in order to induce the Lenders to make the loans and other financial accommodations available to the Debtors under the Credit Agreement and to induce Swap Issuer to make the financial accommodations to Debtors under the Hedging Agreement, the Debtors hereby agree with Agent, on behalf of the Benefitted Parties, as follows:

SECTION 1. Definitions

      1.1 Certain Defined Terms. The capitalized terms and the accounting terms used in this Agreement shall have the meanings set forth in Section 35 of this Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

      1.2 Other Definition Provisions. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 35 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests

      To secure the payment and performance of the Secured Obligations (as defined below), including all renewals, extensions, restructurings and refinancings of any or all of the Secured Obligations, each of the Debtors hereby grants, conveys, assigns and pledges to the Agent, on behalf of the Benefitted Parties, a continuing security interest, lien and mortgage in and to all right, title and interest in all of such Debtor's personal property, whether tangible or intangible,

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and whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation and to the extent permitted by applicable law, all of the following (being collectively referred to as the "Collateral"):

      (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation;

      (B) Inventory;

      (C) General Intangibles (including payment intangibles and Software);

      (D) Documents or other receipts covering, evidencing or representing goods;

      (E) Instruments;

      (F) Chattel Paper (as defined in the UCC), including Electronic Chattel Paper;

      (G) Equipment;

      (H) Fixtures;

      (I) Letter of Credit Rights;

      (J) Letters of Credit;

      (K) The commercial tort claims identified on Schedule VII hereto (as such may be supplemented by the Debtors pursuant to the terms of this Agreement);

      (L) Investment Property including, without limitation, all securities (certificated and uncertificated), security accounts, security entitlements, commodity contracts and commodity accounts;

      (M) Intellectual Property;

      (N) all deposit accounts of such Debtor maintained with any bank or financial institution, including lock boxes;

      (O) all cash, money and cash equivalents;

      (P) all capital stock of any direct Subsidiary of COC or any other Debtor and all intercompany notes held by any of them;

      (Q) all contracts;

      (R) all FCC Licenses or other PUC Authorizations;

      (S) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information

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relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

      (T) Proceeds, products and accessions of all or any of the property described above, including, without limitation, the Proceeds of any insurance policies covering any of the above described property.

      In addition, notwithstanding anything herein to the contrary, but without limiting the grant of a security interest pursuant to clause (L) above, in no event shall the Collateral include, and no Debtor shall be deemed to have granted, a security interest in any of such Debtor's rights or interests in any contract to which such Debtor is a party (other than any such contract between or among the Debtors and/or their Affiliates only) to the extent, but only to the extent, that such a grant would, under the terms of such contract, result in a breach of the terms of, or constitute a default under such contract (other than to the extent that any such term would be rendered ineffective pursuant to
Section 9-406 of the UCC or any other applicable law (including the Bankruptcy
Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such term, the Collateral shall include, and such Debtor shall be deemed to have granted a security interest in, all such rights and interests as if such term had never been in effect.

      Furthermore, notwithstanding anything to the contrary in clause (R) above, the security interest does not include at any time the FCC Licenses or the PUC Authorizations to the extent (but only the extent) that at such time any Debtor is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder or pursuant to the applicable regulations of any PUC, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the PUC Authorizations and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses and the PUC Authorizations.

      In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Agent and Benefitted Parties as aforesaid, each Debtor hereby grants to Agent, for itself and the benefit of the Benefitted Parties, a right of setoff against the property of such Debtor held by Agent or any Benefitted Party, consisting of property described above now or hereafter in the possession or custody of or in transit to Agent or any Benefitted Party, for any purpose, including safekeeping, collection or pledge, for the account of any Debtor, or as to which any Debtor may have any right or power.

SECTION 3. Security for Obligations

      This Agreement secures the payment and performance of the Obligations under the Credit Agreement and any other Loan Document and all indebtedness, liabilities and obligations of Debtors now existing or hereafter created or arising under this Agreement, and all renewals, extensions, restructurings and refinancings of any of the above (all such indebtedness, liabilities and obligations of Debtors being collectively referred to herein as the "Secured Obligations").

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SECTION 4. Debtors Remain Liable

      Anything herein to the contrary notwithstanding: (a) Debtors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of the rights hereunder shall not release Debtors from any of their duties or obligations under the contracts and agreements included in the Collateral; and (c) neither Agent nor any Benefitted Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement (including receipt of payment or granting of a Lien), nor shall Agent or any Benefitted Party be obligated to perform any of the obligations or duties of Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5. Representations and Warranties

      In order to induce Agent to enter into this Agreement, Debtors represent and warrant to Agent and to each Benefitted Party as follows:

      5.1 Authorization; No Conflict. Each Debtor has the power and authority to incur the Secured Obligations and to grant security interests in the Collateral to the extent provided herein free and clear of any and all liens and encumbrances other than Permitted Encumbrances. No effective security agreement, financing statement, equivalent security or lien instrument covering all of any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Debtor in favor of Agent, on behalf of the Benefitted Parties, pursuant to this Agreement, or (ii) as may otherwise be permitted under the Credit Agreement in connection with any other Permitted Encumbrance. This Agreement, the Loan Documents and the Financing Orders are effective to create a valid and continuing lien on the Collateral, the priority of which liens are set forth in the Credit Agreement and the Financing Orders. Debtors represent and warrant to Agent that the execution, delivery and performance of this Agreement by Debtors will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

      5.2 Binding Obligation. This Agreement is the legally valid and binding obligation of Debtors, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

      5.3 Account Warranties and Covenants. Except as otherwise disclosed to Agent in writing, each Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered and such Account is not evidenced by a judgment, Instrument or chattel paper; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account other than any credit balances in the ordinary course of business; the Account does not represent a sale to an Affiliate (other than for sales in the ordinary course of business to employees or directors in accordance with Section 6.4 of the Credit Agreement) or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount or extension of payment of time; Debtors lawfully own the Account and have the right to assign the

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same to Agent, for the benefit of the Benefitted Parties; the Account is free of all security interests, liens and encumbrances other than (i) Permitted Encumbrances and (ii) those in favor of Agent, on behalf of the Benefitted Parties, and the Account is due and payable in accordance with its terms and the amount of all Accounts set forth on any Collateral report or invoice delivered to the Agent are actually owing to the Debtor and not contingent.

      5.4 Names and Locations. Schedule I sets forth the correct legal names of the Debtors, the state organizational number (if any), state of organization and federal tax identification numbers of each of the Debtors, the location of Debtors' principal places of business and chief executive offices, the location of Debtors' books and records, the location of all other offices of Debtors and all Collateral locations except for Inventory that is in transit, and such locations are Debtors' sole locations for their business and the Collateral. None of said locations are leased by Debtors as lessee except those designated as such on Schedule I. Schedule III sets forth, as of the date hereof, all names, trade names, fictitious names and business names under which each Debtor currently conducts business or has at any time during the past five years conducted business and the name of any entity which any Debtor has acquired in whole or in part or from whom any Debtor has acquired a significant amount of assets within the past five years.

      5.5 Intellectual Property. Each of the Debtors owns or has the valid right to use all material Intellectual Property used or necessary for the conduct of the business, free and clear of any and all Liens except for Liens permitted under the definition of Permitted Encumbrances. To the best of each Debtor's knowledge, all registrations for such material Intellectual Property are in full force and effect and are valid and enforceable, unless the failure to be in full force and effect or valid and enforceable could not reasonably be expected to have a Material Adverse Effect. To the Debtors' knowledge, the conduct of the business of each Debtor as currently conducted, including, but not limited to, all products, processes, or services, made offered or sold by each such Debtor, does not infringe upon, violate, misappropriate or dilute any Intellectual Property rights of any third party, which infringement could reasonably be expected to have a Material Adverse Effect. To the best of the Debtors' knowledge, no third party is infringing upon the Intellectual Property owned or used by any Debtor in any material respect. Except as set forth in Schedule IV, there is no pending or, to the best of each Debtors' knowledge, threatened claim or litigation contesting any Debtor's right to own or use any material Intellectual Property or the validity or enforceability thereof. Schedule IV sets forth a true and accurate list of (i) all Patents, Trademarks, and Copyrights owned by each Debtor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses to which each Debtor is a party or is otherwise bound.

      5.6 Bank Accounts. Schedule V sets forth the correct account numbers and locations of all bank accounts of each Debtor and its Subsidiaries and any associated lockboxes.

      5.7 Location of Equipment, Inventory and Fixtures. All of the existing or hereafter acquired Equipment, Inventory and Fixtures are located and shall be located at the locations specified on Schedule I.

      5.8 Ownership of Collateral; Bailees. Except for matters disclosed on
Schedule II, other Permitted Encumbrances and the Security Interests, Debtors own the Collateral, and will

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own all Collateral (including all after-acquired Collateral), free and clear of any Lien. Except as disclosed on Schedule II, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. Debtors do not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate any Debtor to repurchase, such Inventory (provided, however, that the Debtors are permitted to have stock balancing programs and consigned inventory programs).

      5.9 Perfection. Agent, on behalf of the Benefitted Parties, has a valid, perfected and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

      5.10 Inventory. All Inventory (other than Inventory which has been returned or quality controlled as defective) is of good and merchantable quality, free from any defects, such Inventory is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts any Debtor's ability to manufacture and/or sell the Inventory (other than those which give any other party to such licensing, patent, trademark, trade name or copyright agreement the right to terminate its obligations thereunder). The sale, completion and manufacturing process of such Inventory by a Person other than any Debtor is permitted under any contract to which any Debtor is a party or to which the Inventory is subject.

      5.11 Accurate Information. All information heretofore, herein or hereafter supplied to Agent and Benefitted Parties by or on behalf of any Debtor with respect to the Collateral is and will be accurate and, taken in conjunction with other information supplied, complete in all material respects.

      5.12 Ownership of Collateral. Except as set forth in Schedule IV hereto, such Debtor is the sole owner of each item of the Collateral upon which it purports to grant a Lien hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances.

      5.13 Instruments. Schedule VIII hereto lists all Instruments (other than checks received in the ordinary course of business), letters of credit and Chattel Paper of such Debtor. All action by such Debtor necessary or desirable to protect and perfect the Lien in favor of Agent on each item set forth in
Schedule VIII (including the delivery of all originals thereof to Agent and the legending of all such Chattel Paper as required by herein) has been duly taken.

SECTION 6. Further Assurances; Covenants

      6.1 Other Documents and Actions. Debtors will, from time to time, at their expense, promptly execute and deliver all further Instruments and Documents and take all further action that may be necessary or desirable, or that Agent, on behalf of the Benefitted Parties, may request, in order to create, perfect and protect any security interests granted or purported to be granted by the Financing Orders, this Agreement or any other Loan Document, or to enable Agent, on behalf of the Benefitted Parties, to exercise and enforce its rights and remedies hereunder, or under any other Loan Document with respect to any Collateral. Without limiting

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the generality of the foregoing, Debtors will: (a) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other Instruments, Documents or notices, as may be necessary or desirable, or as Agent, on behalf of the Benefitted Parties, may request, in order to create, perfect and preserve the security interests granted or purported to be granted by the Financing Orders, this Agreement or any other Loan Document or to maintain Agent's priority with respect to the Collateral; (b) at any reasonable time, upon demand by Agent, on behalf of the Benefitted Parties, exhibit the Collateral to allow inspection of the Collateral by Agent, on behalf of the Benefitted Parties, or Persons designated by Agent and to examine and make copies of the records of Debtors related thereto, and to discuss the Collateral and the records of Debtors with respect thereto with, and to be advised as to the same by, an executive officer of COC and, after the occurrence and during the continuance of an Event of Default and subject to the terms of the Financing Orders, in the case of the Accounts, Documents, General Intangibles, Instruments and Investment Property with any Person which is or may be obligated thereon;
(c) upon request of Agent, appear in and defend any action or proceeding that may affect any Debtor's title to or security interest of Agent, on behalf of the Benefitted Parties, in the Collateral; (d) transfer Collateral to Agent's possession (for the benefit of the Benefitted Parties) if such Collateral consists of chattel paper or Instruments or if a Lien on such Collateral can be perfected only by possession, or if requested by Agent in writing; (e) upon request of the Agent, use its best efforts to obtain control agreements with (i) any depositary banks at which it maintains depositary accounts and (ii) any issuer or securities intermediary with respect to its Investment Property; (f) upon request of the Agent, use its best efforts to obtain landlord waivers or leasehold mortgages from any landlord from whom it leases real property and (g) upon acquisition of any new commercial tort claim, notify the Agent within two
(2) business days and provide a supplement to Schedule VII to this Agreement sufficient to grant Agent an interest in such commercial tort claim. It is understood and agreed that in making such request, Agent shall take into account the effect the laws, rules and regulations of the United States and foreign countries may have on the granting of security, pledging of assets and entering into guaranties and that Agent shall not knowingly request any of the foregoing which would cause a Material Adverse Effect on the Debtors and their Subsidiaries.

      6.2 Agent Authorized. Debtors hereby authorize Agent, on behalf of the Benefitted Parties, to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of Debtors where permitted by law.

      6.3 Corporate or Name or Location Changes. Each Debtor and each of its Subsidiaries will give Agent at least ten (10) days (or such shorter notice period as is acceptable to the Agent) advance written notice of: (a) any change of name or of any new trade name or fictitious business name, (b) change of principal place of business, (c) any change in the chief executive office or in the location or new location of such party's books and records (if other than to an already existing location), (d) any new location for such Debtor's Collateral, (e) any change in the jurisdiction of organization of such Debtor or such Debtor's Subsidiary or (f) any merger to which such Debtor or such Debtor's Subsidiary is a party. With respect to any such change, Debtors will promptly execute and deliver such documents and take such actions as Agent deems necessary or desirable to create, perfect and preserve the security interests of Agent, on behalf of the Benefitted Parties, in the Collateral. If and whenever requested by the

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Agent, each Debtor shall deliver to Agent a recent certificate of good standing issued by the appropriate official of such Debtor's jurisdiction of organization.

      6.4 Bailees. No Collateral or negotiable bills of lading shall at any time be in the possession or control of any warehouseman, bailee, freight forwarder, packager, customs agent or any of any Debtor's agents or processors without prior written consent of Agent and unless Agent, if Agent has so requested, has received warehouse receipts or bailee lien waivers satisfactory to Agent, prior to the commencement of such storage. Debtors shall, upon the request of Agent, on behalf of the Benefitted Parties, notify any such warehouseman, bailee, freight forwarder, packager, agent or processor of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for account of Agent, on behalf of the Benefitted Parties, subject to instructions of Agent.

      6.5 Instruments and Chattel Paper. Upon request of the Agent, Debtors will deliver and pledge, to Agent, on behalf of the Benefitted Parties, all Instruments duly endorsed and accompanied by duly executed Instruments of transfer or assignment, all in form and substance satisfactory to Agent. Upon request of the Agent, Debtors will also deliver to Agent, on behalf of the Benefitted Parties, all security agreements securing any Instruments and execute UCC-3 financing statements assigning to Agent, on behalf of the Benefitted Parties, any UCC financing statements filed by any Debtor in connection with such security agreements. Upon request of the Agent, Debtors will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Agent, indicating that such chattel paper is subject to the Security Interests. Unless otherwise agreed to by the Agent, each Debtor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the UCC.

      6.6 Filing Requirements. None of the Equipment (other than motor vehicles not having a book value in excess of $50,000.00 in the aggregate) is covered by any certificate of title. Upon request of Agent, Debtors shall promptly deliver to Agent, on behalf of the Benefitted Parties, any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Agent, on behalf of the Benefitted Parties, to be named as lienholder on any such certificate of title or other evidence of ownership. None of the Collateral is of a type in which security interests or Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules hereto. Debtors shall promptly notify Agent, on behalf of the Benefitted Parties, in writing upon acquiring any material interest hereafter in Collateral that is of a type where a security interest or lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation. Debtors shall promptly inform Agent, on behalf of the Benefitted Parties, of any additions to or deletions (other than asset dispositions permitted by Section
6.8 of the Credit Agreement) from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of Agent, on behalf of the Benefitted Parties. The legal description and street address of the property on which any Fixtures are located is set forth on Schedule I, together with the name and common address of the record owner of each such property.

      6.7 Investment Property Covenants. Subject to the provisions of Sections 2 and 6.1, Debtors will take any and all actions required or requested by Agent, from time to time, to (a) cause Agent to obtain exclusive Control of any Investment Property owned by any Debtor in a

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manner satisfactory to Agent, and (b) obtain from any issuers of Investment
Property and such other Persons, for the benefit of Agent, on behalf of the Benefitted Parties, written confirmation of Agent's Control on behalf of the Benefitted Parties, over such Investment Property. For purposes of this subsection 6.7, Agent, on behalf of the Benefitted Parties, to the extent required by the Agent, shall have exclusive Control of Investment Property if in accordance with the requirements of the UCC (i) such Investment Property consists of certificated securities and any Debtor delivers such certificated securities to Agent, on behalf of the Benefitted Parties (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) any Debtor delivers such uncertificated securities to Agent, on behalf of the Benefitted Parties, or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Agent, that it will comply with instructions originated by Agent, without further consent by Debtors; and (iii) such Investment Property consists of security entitlements and either (x) Agent, on behalf of the Benefitted Parties, becomes the entitlement holder thereof or
(y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by Debtors.

      6.8 Account Covenants. (a) Each Debtor shall maintain its existing lockboxes and blocked accounts as of the Petition Date (collectively, "Blocked Accounts"), which are subject to irrevocable instructions acceptable to the Agent as hereinafter set forth, in each such Debtor's name with such banks ("Collecting Banks") as were previously approved by the Prepetition Agent pursuant to the Prepetition Loan Agreement or are acceptable to the Agent, to which all account debtors shall directly remit all payments on Accounts, in which each Debtor will immediately deposit all payments it otherwise directly receives for Inventory or other payments constituting proceeds of Collateral, in each case in the identical form in which such payment was made, whether by cash or check. With respect to any Blocked Accounts established on or after the date hereof, the Collecting Banks shall acknowledge and agree, in a manner satisfactory to the Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of the Agent, for the benefit of the Benefitted Parties, and that the Collecting Banks have no right to setoff against the Blocked Accounts and that all such payments received will be promptly transferred to the Agent's account upon the request of Agent. The Debtors hereby agree, and the Financing Orders shall confirm, that all payments made to any Blocked Accounts or otherwise received by the Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Agent, for the benefit of the Benefitted Parties. If the Debtors, or any of their Affiliates, employees, agents or other Person acting for or in concert with Debtors, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral, Debtors or such Person shall hold such instrument or funds in trust for the Agent, for the benefit of the Benefitted Parties, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to the Agent at its address set forth in Annex I of the Credit Agreement. For the purpose of calculating interest on the Secured Obligations, all proceeds received in the Agent's account shall be credited to the Secured Obligations on the Business Day of the Agent's receipt of immediately available federal funds.

      (b) Other than in the ordinary course of business and consistent with past practice, no discounts, credits or allowances will be issued, granted or allowed by any Debtor to customers and no returns will be accepted without Agent's prior written consent; provided, that until Agent notifies such Debtor to the contrary, such Debtor may presume consent. Other than in the ordinary course of business and consistent with past practice, each Debtor will promptly notify Agent in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to such Debtor that may impair the validity or collectibility of an Account (it is understood and agreed that notification by delivery of the Borrowing Base Certificate shall be considered delivery of "prompt" notice). Each Debtor shall use its best efforts to assure prompt payment of all amounts due or to become due under the Accounts. Each Debtor, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Debtor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person.

      (c) Agent may at any time after an Event of Default shall have occurred and be continuing, without prior notice to any Debtor, notify account debtors, parties to all contracts (as defined in the UCC) and obligors in respect of instruments and chattel paper, that the Accounts and the right, title and interest of any Debtor in and under such contracts, instruments and chattel paper have been assigned to Agent, for the benefit of the Benefitted Parties, and that payments shall be made directly to Agent, for the benefit of the Benefitted Parties. Upon the request of Agent, during the occurrence and continuation of an Event of Default, each Debtor shall so notify account debtors, parties to such contracts and obligors in respect of instruments and chattel paper. Except as otherwise provided in this subsection 6.8, Debtors shall continue to collect, at their own expense, all amounts due or to become due any Debtor under the Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, any Debtor may take (and, subject to the provisions of the Financing Orders, at the direction of Agent shall take during the occurrence and continuance of an Event of Default) such action such Debtor or Agent may deem necessary or advisable to enforce collection of the Accounts; provided that Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) enforce collection, in each case in accordance with the terms of this Agreement and those provisions of Part 6 of the UCC which cannot be waived or varied except as and to the extent permitted by Sections 9-602 and 9-603 of the UCC, of any such Accounts; and (ii) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of an Event of Default, subject to the provisions of the Financing Orders, all amounts and Proceeds received by Debtors with respect to the Accounts shall be received in trust for the benefit of Agent, on behalf of the Benefitted Parties, shall be segregated from other funds of any Debtor and shall be forthwith paid over to Agent, on behalf of the Benefitted Parties, in the same form as so received (with any necessary endorsement) to such depositary account as Agent shall specify. If an Event of Default shall have occurred and be continuing, each Debtor, at its own expense, shall cause the independent certified public accountants then engaged by such Debtor to prepare and deliver to Agent and each Benefitted Party at any time and from time to time promptly upon Agent's request the following reports with respect to such Debtor: (A) a reconciliation of all Accounts of such Debtor; (B) an aging of all such Accounts; (C) trial balances of such Accounts; and (D) test verifications of such Accounts as Agent may request.

      6.9 Intellectual Property Covenants.

            (i) Affirmative Covenants

            (a) Upon the Agent's request, Debtors shall promptly deliver to Agent, on behalf of the Benefitted Parties, a Copyright Security Agreement, a Patent Security Agreement and a Trademark Security Agreement, if any, and all other documents, instruments and other items as may be necessary for Agent, on behalf of the Benefitted Parties, to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office.

            (b) Each Debtor shall promptly notify the Agent if it knows or has reason to know that any item of the Intellectual Property owned by such Debtor that is material to the business of such Debtor may become (i) abandoned or dedicated to the public or placed in the public domain other than through normal expiration of rights with respect to Patents, (ii) invalid or unenforceable, or
(iii) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court, that, in the case of any of the events referred to in clauses (i) through (iii) hereof, would reasonably be expected to have a Material Adverse Effect.

            (c) Each Debtor shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue each application and maintain each registration of each Trademark, Patent, and Copyright owned by such Debtor and material to its business which is now or shall become included in the Intellectual Property pledged to the Agent hereunder including, but not limited to, those items on Schedule IV.

            (d) In the event that any Intellectual Property owned by or exclusively licensed to any Debtor which is material to its business is infringed, misappropriated, or diluted by a third party, such Debtor shall promptly take all reasonable actions to prevent such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages.

            (e) Each Debtor shall upon request by the Agent, report to the Agent
(i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Debtor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office. Each Debtor, upon request by the Agent, shall amend Schedule IV to this Agreement to include any such new Patents, Trademarks or federally registered Copyrights and indicate therein if any have expired. Each Debtor hereby authorizes the Agent to modify this Agreement by amending Schedule IV and will otherwise cooperate with the Agent in effecting any such amendment to include any item Intellectual Property which shall become part of the Intellectual Property pledged to the Agent hereunder after the date hereof.

            (f) Each Debtor shall, promptly upon the reasonable request of the Agent, execute and deliver to the Agent any document required to acknowledge, confirm, register, record, or perfect the Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired, including, but not limited to, one or more Copyright Security Agreements, Patent Security Agreements, or Trademark Security Agreements in forms satisfactory to the Agent, respectively.

            (ii) Negative Covenants

            (a) Debtors shall not do or omit to do any act whereby any of the Intellectual Property which is material to the business of such Debtor may lapse prior to its scheduled termination (to the extent that the Intellectual Property has a scheduled termination date), or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted in any Intellectual Property.

            (b) Debtors shall not, with respect to any Trademarks which are material to the business of such Debtor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Debtor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality.

            (c) Except with the prior consent of the Agent or as permitted under this Agreement or the Credit Agreement, Debtors will not permit, and there will not be on file in any public office, any financing statement or other document or instruments with respect to Intellectual Property pledged to the Agent hereunder, except financing statements or other documents or instruments filed or to be filed in favor of the Agent, on behalf of the Benefitted Parties, and each Debtor will not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to such Intellectual Property, except for the Lien created by and under this Agreement and Permitted Encumbrances.

      6.10 Equipment Covenants. Debtors shall cause the equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are commercially reasonable and necessary or desirable to such end.

      6.11 Protection of Collateral; Insurance. Debtors will do nothing to impair the rights of Agent, on behalf of the Benefitted Parties, in the Collateral. Debtors shall at all times maintain insurance with respect to the Collateral in compliance with the requirements of the Credit Agreement. Debtors assume all liability and responsibility in connection with the Collateral acquired by it, and the liability of any Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to any Debtor.

      6.12 Taxes and Claims. Debtors will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid if any Debtor is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if any Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

      6.13 Collateral Description. Debtors will furnish to Agent from time to time upon request, statements and schedules further identifying and describing the Collateral and such other information, reports and evidence concerning the Collateral (and in particular the Accounts) as Agent may reasonably request, all in reasonable detail.

      6.14 Use of Collateral. Debtors will not use or permit any Collateral to be used in violation of any policy of insurance covering the Collateral or any provision of applicable laws, rules, regulations and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which such Debtor or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

      6.15 Records of Collateral. Each Debtor shall keep full and accurate books and records relating to the Collateral. Upon the reasonable request of Agent, Debtors shall mark such negotiable instruments, invoices and other instruments or documents relating to the Collateral, to indicate Agent's security interests in the Collateral, for the benefit of the Benefitted Parties.

      6.16 Federal Claims. Debtors shall notify Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Agent, on behalf of the Benefitted Parties, Debtors shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

      6.17 Hot Goods. None of the Inventory of any Debtor has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

      6.18 Bank Accounts. The Debtors shall maintain cash management systems in accordance with Annex C to the Credit Agreement.

      6.19 Indemnification. In any suit, proceeding or action brought by Agent or any Benefitted Party relating to any Account, Chattel Paper, Contract, Document, General Intangible, Investment Property or Instrument of any Debtor for any sum owing thereunder or to enforce any provision of any such Account, Chattel Paper, Contract, Document, General Intangible, Investment Property or Instrument, such Debtor shall save, indemnify and keep Agent and Benefitted Parties harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Debtor, except to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or any Benefitted Party as finally determined by a court of competent jurisdiction. All such obligations of such Debtor shall be and remain enforceable against and only against such Debtor and shall not be enforceable against Agent or any Benefitted Party.

SECTION 7. Agent, on behalf of the Benefitted Parties, Appointed
Attorney-in-Fact

      On the Closing Date, each Debtor shall execute and deliver to Agent a power of attorney in substantially the form attached hereto as Exhibit A. In addition, subject to Section 9(f) below, Debtors hereby irrevocably appoint Agent, on behalf of the Benefitted Parties, as Debtors' attorney-in-fact, with full authority in the place and stead of Debtors and in the name of Debtors, Agent, on behalf of the Benefitted Parties, or otherwise, from time to time while an Event of Default is continuing (except that the Agent shall at all times be able to file under the Uniform Commercial Code financing statements in the name of each Debtor, and record in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of each Debtor as assignor), in the sole discretion of Agent to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

            (a) to obtain and adjust insurance required to be paid to Agent, on behalf of the Benefitted Parties;

            (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) to receive, endorse, and collect any drafts or other Instruments, Documents and chattel paper, in connection with clauses (a) and (b) above;

            (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent, on behalf of the Benefitted Parties, with respect to any of the Collateral;

            (e) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, and such payments made by Agent, on behalf of the Benefitted Parties, to become obligations of Debtors to Agent, on behalf of the Benefitted Parties, due and payable immediately without demand;

            (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other Documents relating to the Collateral;

            (g) to make, endorse, sign, declare or swear to any entry, withdrawal, declaration, certificate, bill of lading, carnet or other document required by law or regulation in connection with the importation, transportation or exportation of any merchandise shipped or consigned by or to Debtors; to perform any act or condition which may be required by law or regulation in connection with such merchandise; to receive any merchandise deliverable to Debtors;

            (h) to make endorsements on bills of lading conferring authority to transfer title, make entry or collect drawback and to make, sign, declare or swear to any statement, supplemental statement, schedule, supplemental schedule, certificate of delivery certificate of manufacture, certificate of manufacture and delivery, abstract of manufacturing records, declaration of proprietor on drawback entry, declaration of exporter on drawback entry or any other affidavit or document which may be required by law or regulation for drawback purposes, regardless of whether such bill of lading, sworn statement, schedule, certificate, abstract, declaration, or other affidavit or document is intended for filing in any customs district;

            (i) to sign, seal and deliver for and as the act of Debtors any bond required by law or regulation in connection with the entry or withdrawal of imported merchandise or merchandise exported with or without benefit of drawback or in connection with the entry, clearance, lading, unlading or navigation of any vessel or other means of conveyance owned or operated by Debtors and any and all bonds which may be voluntarily given and accepted under applicable laws and regulations, consignee's and owner's declarations provided for in Section 485, Tariff Act of 1930, as amended, or affidavits in connection with the entry of merchandise;

            (j) to authorize customs brokers to act as Debtors' agent; to receive, endorse and collect checks issued for Customs duty refunds in Debtors' name drawn on the Treasurer of the United States; if the Debtor is a nonresident of the United States, to accept service of process on behalf of the Debtor;

            (k) generally to transact at the customhouses in any district any and all customs business, including making, signing and filing of protests under
Section 514 of the Tariff Act of 1930, in which Agent is or may be concerned or interested and which may properly be transacted or performed by an agent and attorney, giving to said agent and attorney full power and authority to do anything whatever requisite and necessary to be done in the premises as fully as Agent could do if present and acting, hereby ratifying and confirming all that the said agent and attorney shall lawfully do by virtue of these presents;

            (l) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent, on behalf of the Benefitted Parties, were the absolute owner thereof for all purposes, and to do, at option of Agent, and at Debtors' expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral.

This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force. Debtors hereby ratify and approve all acts of Agent, made or taken pursuant to this Section 7. None of Agent, any Benefitted Party, or any Person designated by Agent or any of their respective Affiliates, officers, directors, employees, agents or representatives, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law under any power of attorney or otherwise, except for its gross negligence and willful misconduct.

SECTION 8. Transfers and Other Liens

      Except as otherwise permitted herein or by the Credit Agreement, Debtors shall not:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral; or

            (b) create or suffer to exist any Lien, security interest or other charge or encumbrance, other than the Permitted Encumbrances, upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement.

SECTION 9. Remedies

            (a) Subject to Section 9(f) below, if any Event of Default shall have occurred and be continuing, Agent, on behalf of the Benefitted Parties, may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Debtor to, and each Debtor hereby agrees that it will, at its expense and upon request of Agent, forthwith, assemble all or part of the Collateral as directed by Agent, and make it available to Agent at any reasonable place or places designated by Agent in which event each Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Agent and thereby delivered to Agent, on behalf of the Benefitted Parties, (B) store and keep any Collateral so delivered to Agent, on behalf of the Benefitted Parties, at such place or places pending further action by Agent, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in the Depository Accounts and apply such monies in payment of the Secured Obligations; and (iii) without notice except as specified below, sell, lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the offices of Agent, or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Subject to Section 9(f) below, Debtors agree that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent, on behalf of the Benefitted Parties, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent, on behalf of the Benefitted Parties. Agent, on behalf of the Benefitted Parties, shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Agent may also, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Benefitted Parties) with respect to such appointment without prior notice or hearing.

            (b) Subject to Section 9(f) below, upon the occurrence and during the continuance of an Event of Default, Agent, or its agents or attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by any Debtor or where the Collateral is located (or is believed to be located) until the Secured Obligations are paid in full without any obligation to pay rent to Debtors, to render the Collateral useable or saleable and to remove the Collateral or any part thereof therefrom to the premises of Agent, or any agent of Agent, for such time as Agent, may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of any Debtor; (ii) to take possession of any Debtor's original books and records, to obtain access to any Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent, deems appropriate; and (iii) to notify postal authorities to change the address for delivery of any Debtor's mail to an address designated by Agent, and to receive, open and dispose of all mail addressed to any Debtor.

            (c) Debtors acknowledge and agree that a breach of any of the covenants contained in Sections 5, 6, 7 and 8 hereof will cause irreparable injury to Agent, and that Agent, has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent to seek and obtain specific performance of other obligations of Debtors contained in this Agreement, that the covenants of Debtors contained in the Sections referred to in this Section shall be specifically enforceable against any Debtor.

            (d) Subject to Section 9(f) below, except as specifically provided herein and in the Financing Orders and the Credit Agreement, each Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (e) Governmental Approvals. In connection with the enforcement by the Agent of any remedies available to it as a result of any Event of Default, each Debtor agrees that it shall join and cooperate fully with, at the request of the Agent, the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which the Agent may believe relevant to such application) with the FCC, the PUC and all other applicable Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of any System and/or (ii) the transfer of control from such Debtor or assignment of all licenses, certificates, approvals and permits issued to such Debtor by the FCC, any PUC or any such Governmental Authorities with respect to any System and the operation thereof to the Agent, or to such successful bidder or bidders. In connection with the foregoing, each Debtor shall take such further actions, and execute all such instruments, as the Agent reasonably deems necessary or desirable. Each Debtor agrees that the Agent may enforce any obligation of such Debtor as set forth in this section by an action for specific performance. In addition, each Debtor hereby irrevocably constitutes and appoints the Agent and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in its discretion after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of such Debtor any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. THE EXERCISE OF ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY LOAN DOCUMENT BY ANY BENEFITTED PARTY OR THE AGENT THAT MAY REQUIRE THE FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL SHALL BE SUBJECT TO OBTAINING SUCH APPROVAL. PENDING THE RECEIPT OF ANY FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL, NO DEBTOR SHALL DO ANYTHING TO DELAY, HINDER, INTERFERE OR OBSTRUCT THE EXERCISE OF THE AGENT'S RIGHTS OR REMEDIES HEREUNDER IN OBTAINING SUCH APPROVALS.

            (f) Notwithstanding anything to the contrary contained in this Agreement, the Agent shall be permitted to exercise any remedy, whether provided for herein, otherwise available to it, or provided to secured parties under the UCC (whether or not the UCC applies to the affected Collateral), in the nature of a sale, liquidation or other disposition (including the disposition by merger) of, or foreclosure on, any interest of any Debtor in the Collateral only upon five business days' prior written notice to such Debtor, counsel approved by the Bankruptcy Court for the Committee, if any, the United States Trustee, counsel to the Prepetition Agent and counsel to the Bridge Lender Steering Committee.

SECTION 10. Assignment of Intellectual Property

      To the extent such Intellectual Property is assignable, Debtors hereby assign, transfer and convey to Agent, on behalf of the Benefitted Parties, all Intellectual Property owned or used by any Debtor to the extent necessary to enable Agent, effective upon the occurrence of any Event of Default, to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Debtors or any other Person by Agent, on behalf of the Benefitted Parties, or by any Benefitted Party and shall include access to such electronic media as is necessary to use the Intellectual Property.

SECTION 11. License of Intellectual Property.

      To the extent that Intellectual Property of such Debtor may be licensed or sublicensed, each Debtor hereby grants and conveys to Agent, on behalf of the Benefitted Parties, effective upon the occurrence of any Event of Default, an irrevocable non-exclusive royalty-free, worldwide right and license to use all Intellectual Property owned or used by such Debtor to the extent necessary to enable Agent to exercise its rights and remedies under this Section 11 and to realize on the Collateral and for any successor or assign to enjoy the benefits of the Collateral subject, in the case of Trademarks, to sufficient rights of the quality control and inspection in favor of the owner of such Trademark as is reasonably necessary to avoid the risk of invalidation of such Trademarks). This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise, and shall include access to such electronic media as is necessary to use the Intellectual Property.

SECTION 12. Assigned Agreements

      If an Event of Default has occurred and is continuing, Debtors hereby irrevocably authorize and empower Agent, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of any Debtor, any claims any Debtor may have, from time to time, against any other party to any of the agreements to which any Debtor is a party or to otherwise exercise any right or remedy of any Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of any Debtor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by any Debtor thereunder).

SECTION 13. Limitation on Duty of Agent with Respect to Collateral.

      Beyond reasonable care thereof, Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Debtor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section 13 is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 13. Without limitation upon the foregoing, nothing contained in this Section 13 shall be construed to grant any rights to any Debtor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 13. Neither Agent nor any Benefitted Party shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Debtor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither Agent nor any Benefitted Party shall be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Debtor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Benefitted Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

SECTION 14. Application of Proceeds

      Upon the occurrence and during the continuance of an Event of Default and in the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of all or any part of the Collateral, the Proceeds resulting therefrom (including insurance proceeds) and any cash held in the Blocked Accounts shall, upon Agent's request, be promptly applied in accordance with the terms of the Credit Agreement.

SECTION 15. Expenses

      Debtors shall pay all costs, fees and expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of creating, perfecting, maintaining and enforcing the Security Interests, and any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If any Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of any Debtor under this Agreement, Agent, at its option may, but shall not be required to, pay or perform the same and charge any Debtor's account for all fees, costs and expenses incurred therefor, and any Debtor agree to reimburse Agent or such Benefitted Party therefor on demand. All sums so paid or incurred by Agent or any Benefitted Party for any of the foregoing, any and all other sums for which any Debtor may become liable hereunder and all fees, costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by Agent, on behalf of the Benefitted Parties or by any other Benefitted Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

SECTION 16. Termination of Security Interests; Release of Collateral

      Upon the indefeasible payment in full in cash of all Secured Obligations (other than unasserted indemnity claims) and the termination of all Commitments under and as defined in the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral granted under this Agreement shall revert to Debtors. Upon such termination of the Security Interests or release of any Collateral, Agent will, at the expense of Debtors, execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Until the termination of the Security Interests, Debtors shall not have the right to file amendments or terminations to Agent's financing statements without Agent's prior written consent, subject to the rights of Debtors under Section 9-509(d)(2) of the UCC.

SECTION 17. Notices

      Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 17); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated herein to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notices shall be delivered to the following addresses:

(A)   If to Agent or GE Capital, at

      General Electric Capital Corporation
      201 Merritt 7
      Norwalk, CT 06851
      Attention: Christian Donohue, Account Manager

      Telecopier No.: 203-956-4559
      Telephone No.: 203-956-4755

      with copies to:

      General Electric Capital Corporation
      201 Merritt 7
      Norwalk, CT 06851
      Attention: Rebecca Docu
      Telecopier No.: 203-956-4559
      Telephone No.: 203-229-5719

      General Electric Capital Corporation
      201 Merritt 7
      Norwalk, CT 06851
      Attention: Sarfraz Hassan
      Telecopier No.: 203-229-5791
      Telephone No.: 203-229-5726

      and

(B)   If to any Debtor, to Borrower Representative, at

      Choice One
      100 Chestnut Street, Suite 600
      Rochester, NY 14604
      Attention: Ajay Sabherwal
      Telecopier No.: 585-530-2739
      Telephone No.: 585-530-2899

      with copies to:

      Choice One
      100 Chestnut Street, Suite 600
      Rochester, NY 14604
      Attention: Elizabeth McDonald
      Telecopier No.: 585-687-7805
      Telephone No.: 585-687-7972

      Weil, Gotshal & Manges LLP
      767 Park Avenue
      New York, NY 10153
      Attention: Jeffrey Tanenbaum, Esq.
      Telecopier No.: 212-310-8007
      Telephone No.: 212-310-8000
      and

(C)   If to the Bridge Lender Steering Committee, at

      Choice One Bridge Lender Steering Committee
      c/o Ira Dizengoff, Esq.
      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, NY 10022
      Telecopier No.: 212-872-1002
      Telephone No.: 212-872-1096

SECTION 18. Successors and Assigns

      This Agreement is for the benefit of Agent, and for the benefit of the Benefitted Parties and their respective successors and permitted assigns, and in the event of an assignment of all or any of the Secured Obligations in accordance with the terms of the Credit Agreement, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on any Debtor and its successors and assigns; provided that any Debtor may not delegate its obligations under this Agreement without prior written consent of Agent, on behalf of the Benefitted Parties.

SECTION 19. Changes in Writing

      No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Agent, on behalf of the Benefitted Parties or as otherwise permitted by the Credit Agreement.

SECTION 20. Applicable Law.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 21. CONSENT TO JURISDICTION.

            EACH DEBTOR HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE DEBTORS, AGENT AND BENEFITTED PARTIES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT AND DEBTORS ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR

TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH DEBTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH DEBTOR HEREBY WAIVES ANY OBJECTION THAT SUCH DEBTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH DEBTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH DEBTOR AT THE ADDRESS SET FORTH IN SECTION 17 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH DEBTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

SECTION 22. WAIVER OF JURY TRIAL.

            BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, BENEFITTED PARTIES AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

SECTION 23. Failure or Indulgence Not Waiver; Remedies Cumulative

      No failure or delay on the part of Agent or any Benefitted Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 24. Headings

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 25. Counterparts

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 26. Survival

      All representations and warranties of Debtors contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 27. Amendment of Schedules

      Debtors may amend any one or more of the Schedules referred to in this Agreement (subject to prior notice to Agent, as applicable) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided however, that in no event shall the amendment of any such Schedule constitute a waiver by Agent and Benefitted Parties of any existing Default or Event of Default that exists notwithstanding the amendment of such Schedule.

SECTION 28. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any Debtor become a debtor in a case under Chapter 7 or should a Chapter 11 or Chapter 7 trustee be appointed for any Debtor, and shall continue to be effective if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 29. Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement, the other Loan Documents and the Financing Orders, which, taken together, set forth the complete understanding and agreement of Agent, Benefitted Parties and Debtors with respect to the matters referred to herein and therein.

SECTION 30. No Waiver; Cumulative Remedies. Neither Agent nor any Benefited Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Agent would otherwise have on any future occasion. No failure by Agent or any Benefitted Party to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Debtors.

SECTION 31. Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they do not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 32. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

SECTION 33. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement (and, specifically, the provisions of Sections 21 and 22) with its counsel.

SECTION 34. ADDITIONAL DEBTORS. Each Person that becomes a Subsidiary of a Debtor after the date hereof is required to become, and such Debtor will promptly cause such Subsidiary to become, a Debtor and be made a party to this Security Agreement pursuant to this Section 34 by execution and delivery to Agent by such Subsidiary of an instrument in the form of Exhibit B hereto, with the same force and effect as if originally named as a Debtor hereunder; provided, however, that, in the event such Person is a foreign Subsidiary, that is not a Canadian Subsidiary, such Subsidiary shall not be required to execute and deliver an instrument in the form of Exhibit B hereto; provided, further, however, that, in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive or guideline of any Governmental Authority that eliminates the amount of United States federal income tax that would otherwise result from the operation of Section 956 (or any successor provision thereto) of the Code by the Debtors and the other members of the affiliated group of corporations filing a consolidated federal income tax return with the Debtors, Agent may require the execution and delivery by such Person of an instrument in the form of Exhibit B hereto. The execution and delivery of any such instrument shall not require the consent of any Debtor hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Security Agreement.

SECTION 35. Defined Terms

      The following terms used in this Agreement shall have the following meanings:

      "Agent" means General Electric Capital Corporation, a Delaware Corporation and its successors and assigns pursuant to Section 10.1 of the Credit Agreement.

      "Blocked Accounts" shall mean lock-box or blocked accounts in any Debtor's name with Collecting Banks.

      "Collateral" has the meaning assigned to that term in Section 2.

      "Collecting Banks" has the meaning assigned to that term in Section 6.8.

      "Control" means "control" as defined in the UCC.

      "Copyright Licenses" means all of Debtors' right, title and interest in and to any and all agreements providing for the granting of any right in or to Copyrights (whether the Debtor is the licensor or the licensee thereunder) including, without limitation, each agreement referred to in Schedule IV hereof.

      "Copyright Security Agreement" means, if any, a copyright security agreement, in such form as is reasonably acceptable to, or requested by, the Agent executed and delivered by Debtors to Agent, on behalf of the Benefitted Parties, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Copyrights" means any and all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications referred to in
Schedule IV of this Agreement therefor all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past infringements of any of the foregoing, and all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and Proceeds of suit.

      "Depository Account" shall mean collectively, one or more depository accounts established by Agent, on behalf of the Benefitted Parties, at each Collecting Bank or at a centrally located Bank.

      "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods of any Debtor including, without limitation, all bills of lading, seaway bills, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

      "Equipment" means all "equipment" (as defined in the UCC), all furniture, furnishings, Fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

      "Fixtures" means all "fixtures" (as defined in the UCC) of any Debtor including, without limitation, plant fixtures, trade fixtures and business fixtures, wherever located, and all additions and accessions thereto and replacements therefor.

      "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-102 of the UCC, including, without limitation, rights to the payment of money (other than receivables), Trademarks, Copyrights, Patents, Trade Secrets, and licenses including, without limitation, Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses, and franchises (except in the case of licenses and franchises in respect of which the assignor is the licensee or franchisee if the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest), limited and general partnership interests, limited liability company interests and joint venture interests, federal and state income tax refunds, trade names, distributions on certificated securities (as defined in section 8-102(a)(4) of the UCC) and uncertificated securities (as defined in section 8-102(a)(18) of the UCC), computer programs and other computer software, inventions, designs, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

      "Instruments" means all "instruments", "chattel paper" and "letters of credit" (each as defined in the UCC) in which any Debtor has any rights including, without limitation, all checks, drafts, notes, bonds, debentures and certificates of deposit.

      "Intellectual Property" shall mean, collectively, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and Proceeds of all of the foregoing, including, without limitation, Proceeds of insurance policies thereon.

      "Investment Property" means all "investment property" (as defined in the UCC) of any Debtor, including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts (as each such term is defined in the UCC).

      "Patent Licenses" means all of the Debtor's right, title and interest in and to any and all agreements providing for the granting of any right in or to any Patents (whether the Debtor is the licensor or the licensee thereunder) including, without limitation, each agreement referred to in Schedule IV hereof.

      "Patent Security Agreement" means, if any, a patent security agreement, in such form as is reasonably acceptable to, or requested by, the Agent, executed and delivered by Debtors to Agent, on behalf of the Benefitted Parties, as the same may be amended, supplemented, restated or otherwise modified from time to time effect from time to time.

      "Patents" means any and all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to, each patent and patent application referred to in Schedule IV of this Agreement, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all Proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and Proceeds of suit and the right to sue for past infringements of any of the foregoing.

      "Proceeds" means all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of any Debtor against third parties for loss of, damage to or destruction of, or for Proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

      "Secured Obligations" has the meaning assigned to that term in Section 3.

      "Security Interests" means the security interests granted pursuant to
Section 2 hereof and pursuant to any Copyright Security Agreement, any Patent Security Agreement and any Trademark Security Agreement, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement and the other Loan Documents.

      "System" shall mean each telecommunications system constructed or to be constructed, developed, owned and/or operated by any Debtor in the United States of America as a competitive local exchange carrier or an incumbent local exchange carrier, and all replacements, enhancements or additions thereto.

      "Trade Secret Licenses" means all of the Debtors' right, title and interest in and to any and all agreements providing for the granting of any right in or to any Trade Secrets (whether the Debtor is the licensor or the licensee thereunder) including, without limitation, each agreement referred to in Schedule VI hereof.

      "Trade Secrets" means all of the Debtors' right, title and interest in and to trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Debtor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past infringement of any; Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

      "Trademark Licenses" means all of the Debtors' right, title and interest in and to any and all agreement providing for the granting of any right in or to any Trademarks (whether the Debtor is the licensor or the licensee thereunder)including, without limitation, each agreement referred to in Schedule IV hereof.

      "Trademark Security Agreement" means, if any, a Trademark Security Agreement, in such form as is reasonably acceptable to, or requested by, the Agent, executed and delivered by Debtors to Agent, on behalf of the Benefitted Parties, as the same may be amended supplemented, restated, or otherwise modified from time to time.

      "Trademarks" means any and all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing (except for those intent-to-use applications in the United States if there has been no actual use of the mark), including, but not limited to the registrations and applications referred to in Schedule IV of this Agreement, all extensions or renewals of any of the foregoing; all of the goodwill of the business connected with the use of and symbolized by any of the foregoing; and the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and Proceeds of suit.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

      Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                    CHOICE ONE COMMUNICATIONS INC.
                    CHOICE ONE COMMUNICATIONS OF NEW YORK INC.
                    CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC. CHOICE ONE COMMUNICATIONS OF MAINE INC.
                    CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC. CHOICE ONE OF NEW HAMPSHIRE INC.
                    CHOICE ONE COMMUNICATIONS OF OHIO INC.
                    CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC. CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC. CHOICE ONE COMMUNICATIONS OF VERMONT INC.
                    CHOICE ONE COMMUNICATIONS INTERNATIONAL INC.
                    CHOICE ONE ONLINE INC.
                    CHOICE ONE COMMUNICATIONS OF VIRGINIA INC.
                    CHOICE ONE COMMUNICATIONS SERVICES INC.
                    US XCHANGE  INC.
                    US XCHANGE OF INDIANA, L.L.C.
                    US XCHANGE OF ILLINOIS, L.L.C.
                    US XCHANGE OF MICHIGAN, L.L.C.
                    US XCHANGE OF WISCONSIN, L.L.C., each as a Borrower

                    By: /S/ Ajay Sabherwal
                        ---------------------------
                    Name: Ajay Sabherwal
                    Title: Chief Financial Officer

                      Signature Page to Security Agreement

                    GENERAL ELECTRIC CAPITAL
                    CORPORATION, as Agent

                    By: /S/ Christopher T. Nicholls
                        ---------------------------------------
                    Name: Christopher T. Nicholls
                    Title: Authorized Signatory